EXHIBIT 99.1

City National Corp. Reports First-Quarter 2009 Net Income of $7.5 Million

       Total Deposits Grow 16 Percent to a Record $13.7 Billion;
           Total Loans Up 5 Percent From the Year-Ago Period

           Total Assets Reach a Record High of $16.9 Billion

LOS ANGELES, April 23, 2009 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2009 net income of $7.5 million and net income available to common shareholders of $2.0 million, or $0.04 per share, which reflects the dividend paid on preferred stock under the United States Treasury Department's Capital Purchase Program. Excluding after-tax charges of $11.2 million, or $0.23 per share, for securities losses, first-quarter net income available to common shareholders amounted to $13.2 million, or $0.27 per share. In the first quarter of 2008, the corporation earned $0.91 per share on net income of $44.0 million.

City National also announced today that its Board of Directors has approved a quarterly common stock cash dividend of $0.10 per share, down from $0.25 previously paid. The dividend announced today will be payable on May 20, 2009 to stockholders of record on May 6, 2009.

FIRST-QUARTER 2009 HIGHLIGHTS

 * Average deposit balances grew to a record $12.8 billion, up
   11 percent from $11.5 billion in the first quarter of 2008 and
   2 percent from $12.6 billion in the fourth quarter of last year.
   Total deposits also reached a new record of $13.7 billion at
   March 31, 2009, up 16 percent from $11.8 billion at March 31, 2008.

 * Average loans were $12.4 billion, up 6 percent from the same period last year and virtually unchanged from the fourth quarter of 2008.
   In the first quarter of 2009, the company renewed approximately
   $754 million of loans, made approximately $649 million in new loan commitments and funded $376 million of new loans to new and existing clients, including consumers, homeowners, entrepreneurs, and small and mid-size businesses.

 * First-quarter 2009 net income reflects a $50 million provision for credit losses.  The corporation's allowance for loan and lease losses was increased to $241.6 million, or 1.96 percent of total loans and leases, up from $224.0 million, or 1.80 percent at the end of the fourth quarter of 2008.  City National also maintains an additional $21.5 million in reserves for off-balance-sheet credit commitments.

 * Noninterest income totaled $62.9 million in the first quarter of
   2009, down 21 percent from the first quarter of last year and
   16 percent from the fourth quarter of 2008, largely reflecting market conditions and excluding securities losses.

 * A first-quarter pretax charge of $15.0 million stems from losses and impairments to previously disclosed investments in bank income notes, equity securities and mutual funds.  The company's remaining exposure to these three categories now totals only $13.5 million, about 0.5 percent of its $3.0 billion securities portfolio at
   March 31, 2009.

 * City National's net interest margin averaged 4.00 percent in the first quarter of 2009, compared to 4.09 percent in the fourth quarter of 2008.  This decline was due to the substantial reduction of short-term interest rates.

 * In light of current business and economic conditions, the corporation continued to take steps to limit and lower expenses.
   Noninterest expense decreased 6 percent from the first quarter of
   2008 and 17 percent from the fourth quarter of 2008,
   notwithstanding the fact that first-quarter FDIC premiums increased
   $2.7 million, or 775 percent, from the same period last year.
   Excluding these higher premiums, first-quarter 2009 noninterest expense was down 8 percent from the first quarter of 2008 and
   19 percent from the fourth quarter.

 * City National remains well-capitalized.  Its ratio of tangible common shareholders' equity to tangible assets at March 31, 2009 was 7.10 percent, compared to 7.55 percent at March 31, 2008, and
   7.21 percent at December 31 of last year.  Its first-quarter ratio of total equity to total assets was 12.29 percent, compared to
   10.70 percent at March 31, 2008, and 12.56 percent at December 31 of last year.

"City National completed its 64th consecutive quarter of profitability with record levels of assets and deposits, substantial additions of new loans, deposits and clients, and strong capital ratios and solid credit reserves," said President and Chief Executive Officer Russell Goldsmith. "Of course, the weak economy, extraordinarily low interest rates, continuing weakness in the real estate and financial markets, and the increase in FDIC insurance for all banks, as well as dividends on preferred stock held by the U.S. Treasury, had a negative impact on first-quarter earnings.

"Although City National's core earnings power and capital levels are strong, and we expect to remain profitable in 2009, we believe it is appropriate to reduce our dividend at this time. The company also tightened its expense management further, while at the same time continuing to make selective investments in products, people, services, capabilities and technology to enable us to better serve our clients, communities and shareholders, and to grow earnings dynamically when the economy recovers."

                                                        For the
                                                         three
                           For the three months          months
                              ended March 31,            ended
 Dollars in millions,      --------------------   %     Dec. 31,  %
 except per share             2009       2008   Change    2008   Change
 ------------------------- ---------  --------- ------ --------- ------
 Earnings Per Share        $    0.04  $    0.91  (96)  $    0.13  (69)

 Net Income Attributable
  to CNC                   $     7.5  $    44.0  (83)  $     8.9  (16)
 Less: Dividend on
  Preferred Stock                5.5         --   NM         2.4  125
                           ---------  ---------        ---------
 Net Income Available to
  Common Shareholders      $     2.0  $    44.0  (96)  $     6.5  (70)
                           =========  =========        =========

 Average Assets             16,411.2   15,723.5    4    16,191.2    1
 Return on Average Assets       0.18%      1.13% (84)       0.22% (18)
 Return on Average Common
  Equity                        0.48%     10.49% (95)       1.55%  (69)

ASSETS

Total assets at March 31, 2009 reached a record high of $16.9 billion, up 6 percent from the first quarter of 2008 and 3 percent from the fourth quarter of last year, due to growth in loans and the securities portfolio.

REVENUE

Revenue for the first quarter of 2009 was $192.2 million, down 16 percent from the first quarter of 2008 and down 6 percent from the fourth quarter of last year. The differences are due principally to a decline in wealth management fees, a lower net interest margin and securities losses.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $148.4 million in the first quarter of 2009, down 3 percent from both the first quarter and fourth quarter of last year.

First-quarter average loan balances were $12.4 billion, up 6 percent from the first quarter of 2008 and virtually unchanged from the fourth quarter of last year. Commercial loans increased 7 percent from the year-ago first quarter, but were down slightly from the fourth quarter of 2008.

Commercial real estate and construction loans together were virtually unchanged from the year-ago first quarter and fourth quarter of 2008. Average balances for single-family residential mortgage loans, which are made primarily to City National's private banking clients, were up 7.1 percent from the year-ago period and rose slightly from the fourth quarter of 2008.

Average securities for the first quarter of 2009 totaled $2.4 billion, down 4 percent from the same period last year. Average securities were up 7 percent from the fourth quarter of 2008, as liquidity from a significant increase in deposit balances was temporarily invested in short-term fixed-income instruments. The average duration of total available-for-sale securities at March 31, 2009 was 2.5 years, compared with 3.5 years at the end of the first quarter of 2008 and 2.7 years at the end of 2008.

City National's net interest margin in the first quarter of 2009 averaged 4.00 percent, down 9 basis points from the fourth quarter of last year. The corporation's average prime rate declined 81 basis points to 3.25 percent in the first quarter of this year from 4.06 percent in the fourth quarter of 2008. Lower funding costs and growth in noninterest-bearing deposits reduced the impact of the 46-basis-point decrease in the yield on earning assets.

                                                        For the
                                                         three
                           For the three months          months
                              ended March 31,            ended
                           --------------------   %     Dec. 31,  %
 Dollars in millions         2009       2008    Change    2008   Change
 ------------------------- ---------  --------- ------ --------- ------
 Average Loans and Leases  $12,395.4  $11,689.4    6   $12,371.4    0
 Average Total Securities    2,417.1    2,524.3   (4)    2,258.7    7
 Average Earning Assets     15,032.9   14,371.3    5    14,843.9    1
 Average Deposits           12,841.1   11,521.1   11    12,639.3    2
 Average Core Deposits      11,377.8   10,192.6   12    11,137.0    2
 Fully Taxable-Equivalent
  Net Interest Income          148.4      152.3   (3)      152.6   (3)
 Net Interest Margin            4.00%      4.26%  (6)       4.09%  (2)

First-quarter average deposits grew to a record $12.8 billion, up 11 percent from the same period of 2008 and 2 percent from the fourth quarter, as depositors continued to seek a safe haven for their funds in light of ongoing turmoil in the financial markets.

Average core deposits grew 12 percent over the first quarter of last year and now stand at $11.4 billion, or 89 percent of total average balances. Average noninterest-bearing deposits grew 10.7 percent from the first quarter of 2008 and were up slightly from the fourth quarter.

Title and escrow deposit balances averaged $753 million in the first quarter of this year, compared to $997 million in the first quarter of 2008 and $810 million in the fourth quarter of last year, reflecting ongoing weakness in the housing market. However, City National continued to add new relationships, and real estate-related clients began to see increased activity in their businesses.

City National is participating in the FDIC's Temporary Liquidity Guarantee Program, which increases basic FDIC deposit insurance coverage to $250,000 and provides additional unlimited insurance coverage for funds in certain types of accounts. In addition, the company's Prime Money Market Fund and its California Tax Exempt Money Market Fund are taking part in the U.S. Treasury's Temporary Money Market Fund Guarantee Program, which insures the holdings of participating money market mutual funds.

NONINTEREST INCOME

Noninterest income was $47.3 million in the first quarter of 2009, down 41 percent from the year-ago period. The change was due primarily to a decline in wealth management fees, as well as a $15.0 million charge for securities losses and impairments related to bank income notes, equity securities and mutual funds. City National now holds just $2.5 million of income notes and $11.0 million of equity securities and mutual funds. Together, they equal 0.5 percent of the corporation's $3.0 billion securities portfolio.

At March 31, 2009, noninterest income accounted for 25 percent of City National's total revenue.

Wealth Management

City National's assets under management totaled $28.4 billion as of March 31, 2009, down 21 percent from the same period of 2008. The change in assets under management was caused primarily by significantly lower equity market values. In addition, money-market fund balances declined as a number of clients moved investment funds to FDIC-insured bank deposits and other fixed-income securities.

As a result of equity market declines, trust and investment fees fell 29 percent from the first quarter of 2008. Brokerage and mutual fund fees were down 44 percent from the year-ago period, due to historically low interest rates on government and other quality short-term bonds, which severely impacted net revenue from managing these funds. Additionally, brokerage fees declined significantly from the year-ago period, reflecting reduced trading activity in this economic environment.

                                                         At or
                                                        for the
                               At or for the             three
                            three months ended           months
                                 March 31,               ended
                           --------------------   %     Dec. 31,  %
 Dollars in millions         2009       2008    Change    2008   Change
 ------------------------- ---------  --------- ------ --------- ------
 Trust and Investment Fee
  Revenue                  $    25.9  $    36.3  (29)  $    28.2   (8)
 Brokerage and Mutual Fund
  Fees                           9.8       17.4  (44)       17.8  (45)
 Assets Under
  Management(1)             28,414.0   35,884.8  (21)   30,781.9   (8)
 Assets Under Management
  or Administration(1)      45,722.2   55,854.7  (18)   47,519.8   (4)

 (1) Excludes $4.5 billion, $10.1 billion, and $4.7 billion of assets under management for an asset manager in which City National held a minority ownership interest as of March 31, 2009, March 31,
     2008, and December 31, 2008, respectively.

Other Noninterest Income

Income from cash management and deposit transaction fees rose 19 percent from the same period of last year, due to the sale of additional cash management services and the impact of declining interest rates on the crediting rate for compensating deposit balances, which increased deposit service charge income. Fee income from foreign exchange services and letters of credit was down 15 percent from the first quarter of 2008 due to reduced demand for foreign exchange services and letters of credit resulting from the slowdown in the global economy and relative strength of the U.S. dollar against other currencies.

Other service charges and fees were $6.0 million in the first quarter of 2009, up 7 percent from the year-ago period.

NONINTEREST EXPENSE

First-quarter noninterest expense amounted to $133.0 million, down 6 percent from the first quarter of 2008 and down 17 percent from the fourth quarter of last year. Lower personnel costs and professional fees in the first quarter of this year were partially offset by an increase in other expenses, including $2.7 million of higher FDIC premiums, which all banks are bearing proportionately in 2009.

CREDIT QUALITY

Economic conditions continued to weaken in the first quarter of 2009 -- nationally and in the markets City National serves. California and Nevada, in particular, experienced significant declines in real estate values and substantially higher unemployment rates.

The corporation's $50 million provision for credit losses added $16.4 million to its allowance for loan and lease losses. The company's first-quarter 2008 provision was $17 million. At March 31, 2009, the allowance was $241.6 million, or 1.96 percent of total loans and leases. That compares with $168.3 million, or 1.43 percent, at the end of the first quarter of 2008. City National also maintains an additional $21.5 million in reserves for off-balance-sheet credit commitments.

The provision reflects management's continuing assessment of the loan portfolio's credit quality, which is affected by a broad range of economic factors, including weakness in commercial and residential real estate. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, specific reserves, risk-rating migration and changes in the portfolio size.

At March 31, 2009, nonaccrual loans totaled $313.6 million, up from $211.1 million at December 31, 2008 and $113.6 million at March 31, 2008. Total nonperforming assets (nonaccrual loans and OREO) were $326.3 million, or 2.65 percent of total loans and OREO, at March 31, 2009. That compares with $222.5 million, or 1.79 percent, at the end of 2008 and $117.4 million, or 1.00 percent, at March 31, 2008.

                        As of             As of             As of
                   March 31, 2009  December 31, 2008   March 31, 2008
                 ----------------- ----------------- -----------------
 Period-end Loans           Non-              Non-              Non-
 (in millions)     Total   accrual   Total   accrual   Total   accrual
 --------------- --------- ------- --------- ------- --------- -------

 Commercial
  Loans          $ 4,708.6 $  56.2 $ 4,783.6 $  46.2 $ 4,442.5 $  16.3
 Commercial R.E
  Loans            2,174.0    16.9   2,184.7     8.9   2,011.2     1.8
 Real Estate
  Construction
  Loans            1,189.6   223.4   1,252.0   149.5   1,462.6    93.3
 Residential
  Mortgages        3,413.5    13.3   3,414.9     3.2   3,215.9     0.7
 Equity Lines of
  Credit             651.1     2.4     635.3     1.9     449.2     1.4
 Other Loans         168.3     1.4     173.8     1.4     173.5     0.1
                 --------- ------- --------- ------- --------- -------
   Total Loans   $12,305.1 $ 313.6 $12,444.3 $ 211.1 $11,754.9 $ 113.6

 Other Real
  Estate Owned   $    12.6         $    11.4         $     3.8

Net loan charge-offs for the quarter were $33.6 million, or 1.10 percent of average total loans and leases on an annualized basis, up from $24.7 million, or 0.79 percent, in the fourth quarter of last year and $12.1 million, or 0.42 percent, in the year-ago period.

Commercial Loans

City National's $4.7 billion commercial loan portfolio continued to hold up reasonably well in the face of a weakening economy.

Commercial loans on nonaccrual totaled $56.2 million at March 31, 2009, compared to $46.2 million at December 31, 2008, and $16.3 million a year earlier. About one-third of commercial nonaccruals are tied to companies in the real estate industry. The remaining loans are not concentrated in any particular industry.

Commercial loans accounted for $18.5 million of City National's net charge-offs in the first quarter of this year, up from $12.1 million in the fourth quarter of 2008. Approximately half of the commercial loan charge-offs involved two real estate-related clients.

Construction Loans

City National's $1.2 billion commercial real estate construction portfolio, which includes loans to developers of residential and non-residential properties, continued to show signs of weakness as sales and lease absorption rates slowed, and prices and lease rates declined due to the economic slowdown.

Construction loans on nonaccrual totaled $223.4 million in the first quarter, up from $149.5 million in the fourth quarter of last year. Net charge-offs of construction loans were $14.0 million in the first quarter of 2009, up from $12.3 million in the fourth quarter of last year.

Loans to homebuilders accounted for 69 percent of all construction loans on nonaccrual and 71 percent of first-quarter net charge-offs.

Overall, loans to homebuilders totaled $426 million, or 3.5 percent of City National's $12.3 billion loan portfolio, at March 31, 2009. This total includes $81 million of unsecured homebuilder loans contained in the commercial loan portfolio.

At the end of the first quarter, non-residential construction loans amounted to $846 million. Those on nonaccrual were $69.1 million, up from $28.5 million at December 31, 2008 and $13.3 million at March 31, 2008, with most of the increase associated with retail construction projects. Net charge-offs totaled $4.1 million, down from $6.8 million at December 31 and zero at March 31, 2008.

Commercial Real Estate Mortgage Loans

Commercial real estate mortgage loans on nonaccrual totaled $16.9 million at March 31, 2009, compared to $8.9 million at December 31, 2008. Net charge-offs in the commercial real estate mortgage portfolio were zero, unchanged from the end of last year.

Residential Mortgage Loans

City National's $3.4 billion residential mortgage portfolio and $651 million home-equity portfolio continued to perform well, with $15.7 million in nonaccrual loans and minimal net charge-offs in the first quarter of 2009.

For both portfolios, the average loan-to-value ratios at origination are 50 percent and 53 percent, respectively. City National does not originate or purchase subprime or option adjustable rate mortgages, and none of its loans has been originated through brokers or third parties.

INCOME TAXES

City National's effective tax rate for the first quarter of 2009 was 17.7 percent, compared to 32.3 percent in the year-ago period. The lower tax rate for the first quarter of this year is attributable to lower pretax income.

CAPITAL LEVELS

City National remains well capitalized, ending the first quarter of 2009 with a tangible common shareholders' equity ratio of 7.10 percent, compared to 7.55 percent at March 31, 2008 and 7.21 percent at December 31, 2008.

Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2009 were 13.70 percent and 12.00 percent, respectively, compared with the minimum regulatory standards of 10 percent and 6 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at March 31, 2009 was 10.30 percent, well above the regulatory minimum ratio of 5 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2008 were 13.4 percent, 11.7 percent and 10.4 percent, respectively.

The period-end ratio of total equity to total assets at March 31, 2009 was 12.29 percent, compared to 10.70 percent at March 31, 2008 and 12.56 percent at December 31, 2008.

2009 OUTLOOK

Management continues to expect the company to remain profitable in 2009, and at levels above the first quarter.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss first-quarter 2009 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 90428519. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 63 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City, and a recently added second office in San Francisco. The company and its eight majority-owned investment affiliates manage or administer nearly $46 billion in client assets, including $28.4 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets, (2) continued volatility and deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), including the Capital Purchase Program and related executive compensation requirements, (4) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (5) unprecedented volatility in equity, fixed income and other market valuations, (6) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (7) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (8) increased competition in the company's markets, (9) changes in the financial performance and/or condition of the company's borrowers, (10) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (11) soundness of other financial institutions which could adversely affect the company, (12) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (13) protracted labor disputes in the company's markets, (14) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (15) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (16) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (17) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (18) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)
                                                 Three Months
                                        ------------------------------
 For The Period Ended March 31,           2009       2008     % Change
 ------------------------------         ------------------------------

 Per Common Share
  Net income available to common
   shareholders
   Basic                                $   0.04   $   0.91        (96)
   Diluted                                  0.04       0.91        (96)
  Dividends                                 0.25       0.48        (48)
  Book value                               34.52      35.07         (2)

 Results of Operations: (In millions)
  Interest income                       $    170   $    208        (18)
  Interest expense                            25         60        (59)
                                        --------   --------
   Net interest income                       145        148         (2)

  Net interest income (Fully
   taxable-equivalent)                       148        152         (3)
  Total revenue                              192        228        (16)
  Provision for credit losses                 50         17        194
  Net income attributable to City
   National Corporation                        7         44        (83)
  Net income available to common
   shareholders                                2         44        (96)

 Impact of Regulation G Non-GAAP
  Disclosures on Net Income per Share
   Net income available to common
    shareholders per share              $   0.04
   Add: Securities losses                   0.23
                                        --------
   Net income per share, excluding
    securities losses                   $   0.27
                                        ========
 Financial Ratios:
  Performance Ratios:
   Return on average assets                 0.18%      1.13%
   Return on average common
    shareholders' equity                    0.48      10.49
   Period-end equity to period-end assets  12.29      10.70
   Net interest margin                      4.00       4.26
   Expense to revenue ratio                68.14      61.06
  Capital Adequacy Ratios (Period-end):
   Tier 1 leverage                         10.30       8.06
   Tier 1 risk-based capital               12.00       9.29
   Total risk-based capital                13.70      11.22

 Asset Quality Ratios:
  Allowance for loan and lease losses to:
   Total loans and leases                   1.96%      1.43%
   Nonaccrual loans                        77.03     148.10
  Nonperforming assets to:
   Total loans and leases and other
    real estate owned                       2.65       1.00
   Total assets                             1.93       0.74
  Net (charge-offs)/recoveries to
   Average total loans and leases
   (annualized)                           (1.10)%    (0.42)%

 Average Balances: (In millions)
  Loans and leases                      $ 12,395   $ 11,689   $      6
  Interest-earning assets                 15,033     14,371          5
  Assets                                  16,411     15,724          4
  Core deposits                           11,378     10,193         12
  Deposits                                12,841     11,521         11
  Interest-bearing liabilities             8,107      8,377         (3)
  Common shareholders' equity              1,669      1,687         (1)
  Total equity                             2,085      1,712         22

 Period-End Balances : (In millions)
  Loans and leases                      $ 12,305   $ 11,755          5
  Assets                                  16,934     15,934          6
  Core deposits                           12,252     10,567         16
  Deposits                                13,690     11,792         16
  Common shareholders' equity              1,665      1,679         (1)
  Total equity                             2,081      1,705         22

 Wealth Management: (In millions) (1)
  Assets under management               $ 28,414   $ 35,885        (21)
  Assets under management or
   administration                         45,722     55,855        (18)

  (1)Excludes $4.5 billion and $10.1 billion of assets under management for an asset manager in which City National held a minority ownership interest as of March 31, 2009 and March 31,
     2008, respectively

 Note: Certain prior period balances have been reclassified to conform to current period presentation

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)
                                             Three Months Ended
                                                   March 31,
 (Dollars in thousands                  ------------------------------
   except per share data)                 2009       2008     % Change
 ------------------------------         ------------------------------

 Interest income                        $169,491   $207,752        (18)
 Interest expense                         24,594     59,587        (59)
                                        --------   --------
  Net Interest Income                    144,897    148,165         (2)

 Provision for Credit Losses              50,000     17,000        194

 Noninterest Income
  Trust and investment fees               25,869     36,349        (29)
  Brokerage and mutual fund fees           9,757     17,422        (44)
  Cash management and
   deposit transaction fees               13,223     11,124         19
  International services                   6,525      7,687        (15)
  Bank-owned life insurance                  863        655         32
  Other service charges and fees           6,025      5,610          7
  Impairment loss on securities          (12,036)        --         NM
  Gain on sale of other assets                --         --         NM
  (Loss) gain on sale of securities       (2,931)       969       (402)
                                        --------   --------
   Total noninterest income               47,295     79,816        (41)

 Noninterest Expense
  Salaries and employee benefits          78,252     90,179        (13)
  Net occupancy of premises               12,261     11,512          7
  Legal and professional fees              7,733      8,560        (10)
  Information services                     6,480      6,206          4
  Depreciation and amortization            5,992      5,502          9
  Amortization of intangibles              1,843      2,431        (24)
  Marketing and advertising                4,676      5,595        (16)
  Office services                          3,015      2,986          1
  Equipment                                  589        913        (35)
  Other                                   12,144      7,203         69
                                        --------   --------
   Total noninterest expense             132,985    141,087         (6)
                                        --------   --------

 Income Before Taxes                       9,207     69,894        (87)

 Applicable Income Taxes                   1,632     22,601        (93)
                                        --------   --------

 Net Income                             $  7,575   $ 47,293        (84)
                                        --------   --------
  Less: Net income attributable to
     noncontrolling interest                 115      3,306        (97)
                                        --------   --------

 Net income attributable to City
  National Corporation                  $  7,460   $ 43,987        (83)
                                        --------   --------

  Less: Dividends on preferred stock       5,501         --         NM
                                        --------   --------

 Net income available to common
  shareholders                          $  1,959   $ 43,987        (96)
                                        ========   ========

 Other Data:
  Earnings per common share - basic     $   0.04   $   0.91        (96)
  Earnings per common share -
   diluted                              $   0.04   $   0.91        (96)
  Dividends paid per common share       $   0.25   $   0.48        (48)
  Common dividend payout ratio            162.63%     52.75%       208
  Return on average assets                  0.18%      1.13%       (84)
  Return on average common
   shareholders' equity                     0.48%     10.49%       (95)
  Net interest margin (Fully
   taxable-equivalent)                      4.00%      4.26%        (6)
  Full-time equivalent employees           2,933      2,959         (1)

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                                 2009         2008
                                              ---------    ---------
 (Dollars in thousands                          First       Fourth
   except per share data)                      Quarter      Quarter
 -------------------------------------------- ---------    ---------
 Interest Income                              $ 169,491    $ 187,623
 Interest Expense                                24,594       38,864
                                              ---------    ---------
  Net Interest Income                           144,897      148,759

 Provision for Credit Losses                     50,000       40,000

 Noninterest Income
  Trust and investment fees                      25,869       28,221
  Brokerage and mutual fund fees                  9,757       17,845
  Cash management and
   deposit transaction fees                      13,223       12,595
  International services                          6,525        8,384
  Bank-owned life insurance                         863          645
  Other service charges and fees                  6,025        6,770
  Impairment loss on securities                 (12,036)     (17,344)
  Gain on sale of other assets                     --             37
  Loss on sale of securities                     (2,931)      (1,527)
                                              ---------    ---------
    Total noninterest income                     47,295       55,626

 Noninterest Expense
  Salaries and employee benefits                 78,252       89,943
  Net occupancy of premises                      12,261       12,821
  Legal and professional fees                     7,733        8,419
  Information services                            6,480        7,799
  Depreciation and amortization                   5,992        5,737
  Amortization of intangibles                     1,843       11,541
  Marketing and advertising                       4,676        6,289
  Office services                                 3,015        3,352
  Equipment                                         589          728
  Other                                          12,144       13,349
                                              ---------    ---------
    Total noninterest expense                   132,985      159,978
                                              ---------    ---------
 Income Before Taxes                              9,207        4,407

 Applicable Income Taxes                          1,632       (3,177)
                                              ---------    ---------

 Net Income                                   $   7,575    $   7,584
                                              =========    =========
  Less: Net income (loss) attributable to
   noncontrolling interest                          115       (1,350)
                                              ---------    ---------

 Net income attributable to City National
   Corporation                                $   7,460    $   8,934
                                              ---------    ---------

  Less: Dividends on preferred stock              5,501        2,445
                                              ---------    ---------

 Net income available to common shareholders  $   1,959    $   6,489
                                              =========    =========

 Other Data:
  Earnings per common share - basic           $    0.04    $    0.13
  Earnings per common share - diluted         $    0.04    $    0.13
  Dividends paid per common share             $    0.25    $    0.48
  Common dividend payout ratio                   162.63%      260.42%
  Return on average assets                         0.18%        0.22%
  Return on average common shareholders'
   equity                                          0.48%        1.55%
  Net interest margin (Fully taxable-
   equivalent)                                     4.00%        4.09%
  Full-time equivalent employees                  2,933        2,989

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

 (Dollars in                             2008
  thousands     -----------------------------------------------------
  except per      Fourth     Third     Second      First     Year to
  share data)    Quarter    Quarter    Quarter    Quarter      Date
 -------------- ---------  ---------  ---------  ---------  ---------
 Interest
  Income        $ 187,623  $ 195,606  $ 193,707  $ 207,752  $ 784,688
 Interest
  Expense          38,864     42,802     43,539     59,587    184,792
                ---------  ---------  ---------  ---------  ---------
  Net Interest
   Income         148,759    152,804    150,168    148,165    599,896

 Provision for
  Credit Losses    40,000     35,000     35,000     17,000    127,000

 Noninterest
  Income
  Trust and
   investment
   fees            28,221     33,457     34,187     36,349    132,214
  Brokerage and
   mutual fund
   fees            17,845     19,470     18,709     17,422     73,446
  Cash
   management
   and deposit
   transaction
   fees            12,595     12,392     12,196     11,124     48,307
  International
   services         8,384      8,202      8,176      7,687     32,449
  Bank-owned
   life
   insurance          645        824        628        655      2,752
  Other service
   charges and
   fees             6,770      8,403      8,177      5,610     28,960

  Impairment
   loss on
   securities     (17,344)   (31,936)        --         --    (49,280)

  Gain (loss)
   on sale of
   other assets        37       (198)      (192)        --       (353)
  (Loss) gain
   on sale of
   securities      (1,527)      (536)      (417)       969     (1,511)
                ---------  ---------  ---------  ---------  ---------
   Total
    noninterest
    income         55,626     50,078     81,464     79,816    266,984

 Noninterest
  Expense
  Salaries and
   employee
   benefits        89,943     89,373     87,520     90,179    357,015
  Net occupancy
   of premises     12,821     12,719     12,462     11,512     49,514
  Legal and
   professional
   fees             8,419      8,332      7,531      8,560     32,842
  Information
   services         7,799      6,576      6,388      6,206     26,969
  Depreciation
   and
   amortization     5,737      5,502      5,460      5,502     22,201
  Amortization
   of
   intangibles     11,541      2,238      1,528      2,431     17,738
  Marketing and
   advertising      6,289      5,653      5,360      5,595     22,897
  Office
   services         3,352      2,926      3,140      2,986     12,404
  Equipment           728        757        746        913      3,144
  Other            13,349     12,121     10,366      7,203     43,039
                ---------  ---------  ---------  ---------  ---------
   Total
    noninterest
    expense       159,978    146,197    140,501    141,087    587,763
                ---------  ---------  ---------  ---------  ---------

 Income Before
  Taxes             4,407     21,685     56,131     69,894    152,117

 Applicable
  Income Taxes     (3,177)     3,974     18,385     22,601     41,783
                ---------  ---------  ---------  ---------  ---------

 Net Income     $   7,584  $  17,711  $  37,746  $  47,293  $ 110,334
                =========  =========  =========  =========  =========
   Less: Net
    (loss)
    income
    attributable
    to
    non-
    controlling
    interest       (1,350)     1,160      2,262      3,306      5,378
                ---------  ---------  ---------  ---------  ---------

 Net income
  attributable
  to City
  National
  Corporation   $   8,934  $  16,551  $  35,484  $  43,987  $ 104,956
                =========  =========  =========  =========  =========

   Less:
    Dividends
    on
    preferred
    stock           2,445         --         --         --      2,445
                ---------  ---------  ---------  ---------  ---------

 Net income
  available to
  common
  shareholders  $   6,489  $  16,551  $  35,484  $  43,987  $ 102,511
                =========  =========  =========  =========  =========

 Other Data:
  Earnings per
   common share
   - basic (1)  $    0.13  $    0.34  $    0.74  $    0.91  $    2.12
  Earnings per
   common share
   - diluted    $    0.13  $    0.34  $    0.73  $    0.91  $    2.11
  Dividends
   paid per
   common share $    0.48  $    0.48  $    0.48  $    0.48  $    1.92
  Common
   dividend
   payout ratio    260.42%    140.24%     65.40%     52.75%     88.50%
  Return on
   average
   assets            0.22%      0.41%      0.89%      1.13%      0.65%
  Return on
   average
   common equity     1.55%      3.92%      8.44%     10.49%      6.10%
  Net interest
   margin (Fully
   taxable-
   equivalent)       4.09%      4.23%      4.23%      4.26%      4.20%
  Full-time
   equivalent
   employees        2,989      3,027      3,013      2,959

 (1) Basic EPS for certain prior periods have been restated as a result of the adoption of FSP EITF 03-6-1 "Determining Whether
     Instruments Granted in Share-Based Payment Transactions are
     Participating Securities".

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                               2009         2008
                                           -----------  -----------
                                              First        Fourth
 (In thousands)                              Quarter      Quarter
 ----------------------------------------- -----------  -----------
 Assets
  Cash and due from banks                  $   378,289  $   279,921
  Federal funds sold                            12,300           --
  Due from banks - interest-bearing            140,484      144,344
  Securities-available-for-sale              2,915,883    2,144,870
  Trading account securities                    67,582      295,598
  Loans and leases:
   Commercial                                4,708,627    4,783,565
   Commercial real estate mortgages          2,173,983    2,184,688
   Residential mortgages                     3,413,538    3,414,868
   Real estate construction                  1,189,594    1,252,034
   Equity lines of credit                      651,127      635,325
   Installment                                 168,245      173,779
                                           -----------  -----------
    Total loans and leases                  12,305,114   12,444,259
     Allowance for loan and lease losses      (241,586)    (224,046)
                                           -----------  -----------
    Net loans and leases                    12,063,528   12,220,213
  Premises and equipment, net                  128,189      131,294
  Goodwill and other intangibles               498,194      500,037
  Other assets                                 729,081      739,238
                                           -----------  -----------
   Total assets                            $16,933,530  $16,455,515
                                           ===========  ===========

 Liabilities
  Deposits:

   Noninterest-bearing                     $ 6,611,752  $ 6,140,619
   Interest-bearing                          7,077,798    6,511,505
                                           -----------  -----------
    Total deposits                          13,689,550   12,652,124
  Federal funds purchased and securities
   sold under repurchase agreements            519,687      908,157
  Other short-term borrowed funds               28,405      124,500
  Subordinated debt                            164,296      161,595
  Other long-term debt                         242,122      246,554
  Other liabilities                            199,863      287,340
                                           -----------  -----------
    Total liabilities                       14,843,923   14,380,270

  Redeemable noncontrolling interest             8,975        8,871

 Equity
  City National Corporation shareholders'
   equity:
   Preferred stock                             390,590      390,089
   Common stock                                 50,961       50,961
   Additional paid-in capital                  424,376      425,017
   Retained earnings                         1,369,451    1,379,624
   Accumulated other
    comprehensive loss                         (23,093)     (48,022)
   Treasury shares                            (157,094)    (156,736)
                                           -----------  -----------
    Total common shareholders' equity        1,664,601    1,650,844
                                           -----------  -----------
     Total shareholders' equity              2,055,191    2,040,933
  Noncontrolling interest                       25,441       25,441
                                           -----------  -----------
   Total equity                              2,080,632    2,066,374
                                           -----------  -----------
    Total liabilities and equity           $16,933,530  $16,455,515
                                           ===========  ===========

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                             2008
                       -----------------------------------------------
                          Fourth      Third      Second       First
 (In thousands)           Quarter    Quarter     Quarter     Quarter
 --------------------- ----------- ----------- ----------- -----------
 Assets
  Cash and due from
   banks               $   279,921 $   428,557 $   513,736 $   514,878
  Federal funds sold            --          --          --       1,000
  Due from banks -
   interest-bearing        144,344      95,993      88,149      77,567
  Securities-
   available-for-sale    2,144,870   2,159,918   2,302,982   2,389,459
  Trading account
   securities              295,598     310,251     204,825     121,152
  Loans and leases:
   Commercial            4,783,565   4,746,035   4,703,307   4,442,448
   Commercial real
    estate mortgages     2,184,688   2,159,101   2,016,090   2,011,221
   Residential
    mortgages            3,414,868   3,364,332   3,319,741   3,215,871
   Real estate
     construction        1,252,034   1,313,735   1,483,193   1,462,641
   Equity lines of
    credit                 635,325     540,937     495,334     449,177
   Installment             173,779     154,377     160,665     173,507
                       ----------- ----------- ----------- -----------
    Total loans and
     leases             12,444,259  12,278,517  12,178,330  11,754,865
      Allowance for
       loan and lease
       losses             (224,046)   (208,046)   (185,070)   (168,278)
                       ----------- ----------- ----------- -----------
    Net loans and
     leases             12,220,213  12,070,471  11,993,260  11,586,587
  Premises and
   equipment, net          131,294     127,361     122,959     119,243
  Goodwill and other
   intangibles             500,037     512,297     514,584     514,811
  Other assets             739,238     626,020     598,763     609,335
                       ----------- ----------- ----------- -----------
    Total assets       $16,455,515 $16,330,868 $16,339,258 $15,934,032
                       =========== =========== =========== ===========
 Liabilities
  Deposits:
   Noninterest-
    bearing            $ 6,140,619 $ 5,744,863 $ 5,861,823 $ 5,680,845
   Interest-bearing      6,511,505   6,422,797   6,034,514   6,111,524
                       ----------- ----------- ----------- -----------
    Total deposits      12,652,124  12,167,660  11,896,337  11,792,369
  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements              908,157   1,272,359   1,221,428   1,118,478
  Other short-term
   borrowed funds          124,500     630,673     955,000     720,992
  Subordinated debt        161,595     157,769     157,080     162,813
  Other long-term debt     246,554     231,321     237,867     243,439
  Other liabilities        287,340     170,686     171,598     181,414
                       ----------- ----------- ----------- -----------
    Total liabilities   14,380,270  14,630,468  14,639,310  14,219,505

  Redeemable
   noncontrolling
   interest                  8,871       9,203       9,535       9,866

 Equity
  City National
   Corporation
   shareholders'
   equity:
    Preferred stock         390,089          --          --          --
    Common stock            50,961      50,966      50,972      50,982
    Additional paid-in
     capital               425,017     414,632     418,744     415,724
    Retained earnings    1,379,624   1,396,400   1,403,062   1,390,781
    Accumulated other
    comprehensive loss     (48,022)    (38,071)    (24,853)     (3,431)
    Treasury shares       (156,736)   (158,193)   (183,222)   (175,048)
                       ----------- ----------- ----------- -----------
     Total common
      shareholders'
      equity             1,650,844   1,665,734   1,664,703   1,679,008
                       ----------- ----------- ----------- -----------
      Total
       shareholders'
       equity            2,040,933   1,665,734   1,664,703   1,679,008
  Noncontrolling
   interest                 25,441      25,463      25,710      25,653
                       ----------- ----------- ----------- -----------
   Total equity          2,066,374   1,691,197   1,690,413   1,704,661
                       ----------- ----------- ----------- -----------
    Total liabilities
     and equity        $16,455,515 $16,330,868 $16,339,258 $15,934,032
                       =========== =========== =========== ===========

  Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

                                         2009             2008
                                       --------   -------------------
                                         First     Fourth      Third
 (Dollars in thousands)                 Quarter    Quarter    Quarter
 ------------------------------------  --------   --------   --------
 Allowance for Loan and Lease Losses
 Balance at beginning of period        $224,046   $208,046   $185,070

 Net (charge-offs)/recoveries:
  Commercial                            (18,459)   (12,123)    (4,331)
  Commercial real estate mortgages           --         --         --
  Residential mortgages                    (367)        37          8
  Real estate construction              (14,049)   (12,279)    (8,370)
  Equity lines of credit                    (38)        --         --
  Installment                              (706)      (316)      (101)
                                       --------   --------   --------
   Total net (charge-offs)/recoveries   (33,619)   (24,681)   (12,794)

 Provision for credit losses             50,000     40,000     35,000

 Transfers from (to) reserve for
  off-balance sheet credit commitments    1,159        681        770

                                       --------   --------   --------
 Balance at end of period              $241,586   $224,046   $208,046
                                       ========   ========   ========

 Net (Charge-Offs)/Recoveries to
  Average Total Loans and Leases:
  (annualized)

  Commercial                              (1.57)%    (1.01)%    (0.36)%
  Commercial real estate mortgages         0.00%     0.00%     0.00%
  Residential mortgage                    (0.04)%     0.00%     0.00%
  Real estate construction                (4.63)%    (3.79)%    (2.37)%
  Equity lines of credit                  (0.02)%     0.00%     0.00%
  Installment                             (1.67)%    (0.76)%    (0.26)%
   Total loans and leases                 (1.10)%    (0.79)%    (0.42)%

 Reserve for Off-Balance Sheet Credit
  Commitments

 Balance at beginning of period        $ 22,703   $ 23,384   $ 24,154
  Recovery of prior charge-off               --         --         --
  Transfers (to) from allowance          (1,159)      (681)      (770)
                                       --------   --------   --------
 Balance at end of period              $ 21,544   $ 22,703   $ 23,384
                                       ========   ========   ========

                                                    2008
                                       ------------------------------
                                        Second      First     Year To
 (Dollars in thousands)                 Quarter    Quarter     Date
 ------------------------------------  --------   --------   --------
 Allowance for Loan and Lease Losses
 Balance at beginning of period        $168,278   $168,523   $168,523

 Net (charge-offs)/recoveries:
  Commercial                             (5,195)    (1,574)   (23,223)
  Commercial real estate mortgages           --       (552)      (552)
  Residential mortgages                      10          8         63
  Real estate construction              (13,196)    (9,905)   (43,750)
  Equity lines of credit                     --         --         --
  Installment                              (535)       (64)    (1,016)
                                       --------   --------   --------
   Total net (charge-offs)/recoveries   (18,916)   (12,087)   (68,478)

 Provision for credit losses             35,000     17,000    127,000

 Transfers from (to) reserve for
  off-balance sheet credit commitments      708     (5,158)    (2,999)

                                       --------   --------   --------
 Balance at end of period              $185,070   $168,278   $224,046
                                       ========   ========   ========

 Net (Charge-Offs)/Recoveries to
  Average Total Loans and Leases:
  (annualized)

  Commercial                              (0.45)%    (0.14)%    (0.50)%
  Commercial real estate mortgages         0.00%    (0.11)%    (0.03)%
  Residential mortgage                     0.00%     0.00%     0.00%
  Real estate construction                (3.61)%    (2.72)%    (3.11)%
  Equity lines of credit                   0.00%     0.00%     0.00%
  Installment                             (1.32)%    (0.15)%    (0.61)%
   Total loans and leases                 (0.63)%    (0.42)%    (0.57)%

 Reserve for Off-Balance Sheet Credit
  Commitments

 Balance at beginning of period        $ 24,862   $ 19,704   $ 19,704
  Recovery of prior charge-off               --         --         --
  Transfers (to) from allowance            (708)     5,158      2,999
                                       --------   --------   --------
 Balance at end of period              $ 24,154   $ 24,862   $ 22,703
                                       ========   ========   ========

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)

                        2009                     2008
                      --------  --------------------------------------
 (Dollars in            First    Fourth     Third    Second     First
  thousands)           Quarter   Quarter   Quarter   Quarter   Quarter
 -------------------  --------  --------------------------------------
 Nonaccrual Loans
  Commercial          $ 56,246  $ 46,238  $ 26,184  $ 16,444  $ 16,293
  Commercial real
   estate mortgages     16,923     8,924     5,878     5,903     1,841
  Residential
   mortgages            13,270     3,171       266       549       706
  Real estate
   construction        223,416   149,536   113,288    81,120    93,296
  Equity lines of
   credit                2,432     1,921     1,380     1,398     1,422
  Installment            1,354     1,352     3,890       763        64
                      --------  --------  --------  --------  --------
   Total nonaccrual
    loans              313,641   211,142   150,886   106,177   113,622

 Other Real Estate
  Owned                 12,639    11,388     2,279     9,113     3,812
                      --------  --------  --------  --------  --------

   Total nonperforming
    assets            $326,280  $222,530  $153,165  $115,290  $117,434
                      ========  ========  ========  ========  ========

 Loans 90 Days or More
  Past Due on Accrual
  Status              $ 16,261  $    663  $  4,930  $      2  $     --

 Allowance for loan
  and lease losses
  as a percentage of:
  Nonaccrual loans       77.03%   106.11%   137.88%   174.30%   148.10%
  Total nonperforming
   assets                74.04%   100.68%   135.83%   160.53%   143.30%
  Total loans and
   leases                 1.96%     1.80%     1.69%     1.52%     1.43%

 Nonaccrual loans as a
  percentage of total
  loans                   2.55%     1.70%     1.23%     0.87%     0.97%

 Nonperforming assets
  as a percentage of:
  Total loans and
   other real estate
   owned                  2.65%     1.79%     1.25%     0.95%     1.00%
  Total assets            1.93%     1.35%     0.94%     0.71%     0.74%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                           2009              2008
                                     ----------------  ----------------
                                      First Quarter     Fourth Quarter
                                     ----------------  ----------------
                                     Average  Average  Average  Average
 (Dollars in millions)               Balance    Rate   Balance    Rate
 ----------------------------------  -------- -------  -------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                       $  4,756   4.22%  $  4,790   4.89%
    Commercial real estate mortgages    2,200   5.74      2,149   6.31
    Residential mortgages               3,406   5.58      3,386   5.65
    Real estate construction            1,232   3.20      1,288   4.57
    Equity lines of credit                630   3.39        591   3.62
    Installment                           171   5.12        167   5.45
                                     --------          --------
    Total loans and leases             12,395   4.75     12,371   5.25
   Due from banks - interest-bearing      134   0.47        120   1.34
   Federal funds sold and securities
    purchased under resale agreements      11   0.24         18   0.33
   Securities available-for-sale        2,302   4.65      2,136   4.96
   Trading account securities             115   0.19        123   1.06
   Other interest-earning assets           76   3.48         76   5.64
                                     --------          --------
    Total interest-earning assets      15,033   4.67     14,844   5.13
   Allowance for loan and lease
    losses                               (236)             (204)
   Cash and due from banks                335               341
   Other non-earning assets             1,279             1,210
                                     --------          --------
    Total assets                     $ 16,411          $ 16,191
                                     ========          ========

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts        $  1,098   0.32%  $    888   0.57%
   Money market accounts                3,897   1.01      3,911   1.85
   Savings deposits                       166   0.65        146   0.52
   Time deposits - under $100,000         234   2.22        240   2.85
   Time deposits - $100,000 and over    1,463   2.06      1,502   2.32
                                     --------          --------
    Total interest-bearing deposits     6,858   1.16      6,687   1.80

   Federal funds purchased and
    securities sold under repurchase
    agreements                            723   1.22        636   1.62
   Other borrowings                       526   2.20        848   2.87
                                     --------          --------
    Total interest-bearing
     liabilities                        8,107   1.23      8,171   1.89
  Noninterest-bearing deposits          5,983             5,952
  Other liabilities                       236               207
  Total equity                          2,085             1,861
                                     --------          --------
    Total liabilities and equity     $ 16,411          $ 16,191
                                     ========          ========

 Fully taxable equivalent net
  interest and dividend income

 Net interest spread                            3.44%             3.24%
                                              ======           =======
 Net interest margin                            4.00%             4.09%
                                              ======           =======

 Average prime rate                             3.25%             4.06%
                                              ======           =======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                          2008
                   ----------------------------------------------------
                    Fourth Quarter    Third Quarter     Second Quarter
                   ----------------  ----------------  ----------------
 (Dollars in       Average  Average  Average  Average  Average  Average
  millions)        Balance    Rate   Balance    Rate   Balance    Rate
 ----------------  -------- -------  -------- -------  -------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial     $  4,790   4.89%  $  4,727   5.30%  $  4,675   5.30%
    Commercial
     real estate
     mortgages        2,149   6.31      2,095   6.52      2,009   6.50
    Residential
     mortgages        3,386   5.65      3,335   5.62      3,271   5.57
    Real estate
     construction     1,288   4.57      1,404   5.05      1,470   5.43
    Equity lines
     of credit          591   3.62        513   4.34        470   4.45
    Installment         167   5.45        157   5.89        164   5.88
                   --------          --------          --------
    Total loans and
     leases          12,371   5.25     12,231   5.53     12,059   5.57
   Due from banks -
    interest-
    bearing             120   1.34         94   1.85         95   2.24
   Federal funds
    sold and
    securities
    purchased under
    resale
    agreements           18   0.33          5   1.88          9   2.54
   Securities
    available-for-
    sale              2,136   4.96      2,241   4.97      2,351   4.89
   Trading account
    securities          123   1.06        118   1.94        102   1.65
   Other interest-
    earning assets       76   5.64         79   5.92         79   5.24
                   --------          --------          --------
    Total interest-
     earning assets  14,844   5.13     14,768   5.39     14,695   5.42
   Allowance for
    loan and lease
    losses             (204)             (182)             (163)
   Cash and due
    from banks          341               375               386
   Other non-
    earning assets    1,210             1,160             1,159
                   --------          --------          --------
    Total assets   $ 16,191          $ 16,121          $ 16,077
                   ========          ========          ========

 Liabilities and
  Equity
  Interest-bearing
   deposits
   Interest
    checking
    accounts       $    888   0.57%  $    826   0.72%  $    867   0.70%
   Money market
    accounts          3,911   1.85      3,781   1.68      3,738   1.70
   Savings deposits     146   0.52        138   0.44        133   0.28
   Time deposits -
    under $100,000      240   2.85        213   2.89        208   2.89
   Time deposits -
    $100,000 and
    over              1,502   2.32      1,222   2.45      1,143   2.94
                   --------          --------          --------
    Total interest-
     bearing
     deposits         6,687   1.80      6,180   1.72      6,089   1.80

   Federal funds
    purchased and
    securities sold
    under
    repurchase
    agreements          636   1.62      1,357   2.28      1,262   2.42
   Other
    borrowings          848   2.87      1,117   2.97      1,193   2.91
                   --------          --------          --------
    Total interest-
     bearing
     liabilities      8,171   1.89      8,654   1.97      8,544   2.05
  Noninterest-
   bearing
   deposits           5,952             5,557             5,606
  Other liabilities     207               203               210
  Total equity        1,861             1,707             1,717
                   --------          --------          --------
    Total
     liabilities
     and equity    $ 16,191          $ 16,121          $ 16,077
                   ========          ========          ========

 Net interest
  spread                      3.24%             3.42%             3.37%
                            ======            ======            ======
 Net interest
  margin                      4.09%             4.23%             4.23%
                            ======            ======            ======

 Average prime rate           4.06%             5.00%             5.08%
                            ======            ======            ======

                                                    2008
                                     ----------------------------------
                                      First Quarter      Year to Date
                                     ----------------  ----------------
                                     Average  Average  Average  Average
 (Dollars in millions)               Balance    Rate   Balance    Rate
 ----------------------------------  -------- -------  -------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                       $  4,456   6.28%  $  4,663   5.42%
    Commercial real estate mortgages    1,975   6.84      2,058   6.54
    Residential mortgages               3,179   5.61      3,293   5.61
    Real estate construction            1,464   6.47      1,406   5.41
    Equity lines of credit                438   5.65        503   4.44
    Installment                           177   6.49        166   5.93
                                     --------          --------
    Total loans and leases             11,689   6.20     12,089   5.63
   Due from banks - interest-bearing       78   2.69         97   1.96
   Federal funds sold and securities
    purchased under resale agreements       8   3.33         10   1.61
   Securities available-for-sale        2,446   4.81      2,293   4.90
   Trading account securities              78   3.11        105   1.83
   Other interest-earning assets           72   5.75         76   5.63
                                     --------          --------
    Total interest-earning assets      14,371   5.93     14,670   5.46
   Allowance for loan and lease
    losses                               (165)             (179)
   Cash and due from banks                379               371
   Other non-earning assets             1,139             1,167
                                     --------          --------
    Total assets                     $ 15,724          $ 16,029
                                     ========          ========

 Liabilities and Equity
  Interest-bearing deposits
   Interest checking accounts        $    823   0.69%  $    851   0.67%
   Money market accounts                3,610   2.47      3,761   1.92
   Savings deposits                       135   0.36        138   0.40
   Time deposits - under $100,000         220   3.54        220   3.04
   Time deposits - $100,000 and over    1,329   3.99      1,299   2.91
                                     --------          --------
    Total interest-bearing deposits     6,117   2.55      6,269   1.96

   Federal funds purchased and
    securities sold under repurchase
    agreements                          1,141   3.39      1,099   2.51
   Other borrowings                     1,119   4.00      1,068   3.20
                                     --------          --------
    Total interest-bearing
     liabilities                        8,377   2.86      8,436   2.19
  Noninterest-bearing deposits          5,404             5,631
  Other liabilities                       231               212
  Total equity                          1,712             1,750
                                     --------          --------
    Total liabilities and equity     $ 15,724          $ 16,029
                                     ========          ========

 Net interest spread                            3.07%             3.27%
                                              ======            ======
 Net interest margin                            4.26%             4.20%
                                              ======            ======

 Average prime rate                             6.22%             5.09%
                                              ======            ======

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                    2009                       2008
                  -------  -------------------------------------------
                   First   Fourth    Third   Second    First   Year To
                  Quarter  Quarter  Quarter  Quarter  Quarter    Date
                  -------  -------  -------  -------  -------  -------
 Per Common
  Share:
 ----------
 Shares
  Outstanding
 (in thousands):
 Average - Basic   48,046   48,105   47,934   47,849   47,829   47,930
 Average -
  Diluted          48,191   48,609   48,630   48,524   48,517   48,570
 Period-end        48,224   48,180   48,155   47,777   47,871
 Book value for
  common
  shareholders    $ 34.52  $ 34.26  $ 34.59  $ 34.84  $ 35.07
 Closing price:
  High            $ 47.42  $ 57.56  $ 65.35  $ 51.75  $ 60.00  $ 65.35
  Low               22.83    34.97    37.60    40.98    48.57    34.97
  Period-end        33.77    48.70    54.30    42.07    49.46

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based
  capital
  Risk-adjusted
   assets         $13,619  $13,943  $13,653  $13,546  $13,160
  Tier I capital  $ 1,635  $ 1,633  $ 1,246  $ 1,224  $ 1,222
   Percentage of
    risk adjusted
    assets          12.00%   11.71%    9.13%    9.03%    9.29%
  Total capital   $ 1,866  $ 1,868  $ 1,507  $ 1,483  $ 1,477
   Percentage of
    risk adjusted
    assets          13.70%   13.40%   11.04%   10.95%   11.22%
  Tier I leverage
   ratio            10.30%   10.44%    8.01%    7.89%    8.06%

  Period-end total
   equity to total
   period-end
   assets           12.29%   12.56%   10.36%   10.35%   10.70%
  Period-end
   common
   shareholders'
   equity to total
   period-end
   assets            9.83%    10.0%  10.20%   10.19%   10.54%

  Period-end
   tangible equity
   to total
   period-end
   tangible assets   9.63%    9.82%    7.45%    7.43%    7.72%
  Period-end
   tangible common
   shareholders'
   equity to total
   period-end
   tangible assets   7.10%    7.21%    7.29%    7.27%    7.55%

  Average total
   equity to total
   average assets   12.70%   11.49%   10.59%   10.68%   10.89%   10.91%
  Average common
   shareholders'
   equity to total
   average assets   10.17%   10.26%   10.43%   10.52%   10.73%   10.48%

  Average tangible
   equity to total
   average
   tangible assets   9.97%    8.61%    7.65%    7.73%    7.85%    7.96%
  Average tangible
   common
   shareholders'
   equity to total
   average
   tangible assets   7.35%    7.34%    7.48%    7.57%    7.68%    7.52%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended March 31, 2009
                                              Standard &
                      Moody's       Fitch       Poor's         DBRS
                    -----------  -----------  -----------  -----------
 City National Bank      Aa3          A-           A         A (high)
 City National
  Corporation            A1           A-           A-            A

 Note: Certain prior period balances have been reclassified to conform to current period presentation.

CONTACT:  City National Corporation
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 90428519